                                  UNITED STATES
                             SECURITIES AND EXCHANGE
                                   COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 6, 2005 (March 21, 2005)

                               Global Signal Inc.
             (Exact name of registrant as specified in its charter)

          Delaware                     001-32168                  65-0652634
(State or other jurisdiction         (Commission                (IRS Employer
     of incorporation)               File Number)            Identification No.)

301 North Cattlemen Road, Suite 300, Sarasota, Florida               34232
      (Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code (941) 364-8886

--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]  Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
     Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 -- OTHER EVENTS

ITEM 8.01 OTHER EVENTS

     On April 14, 2005, Global Signal Inc. (the "Company"), through one of its wholly owned subsidiaries, entered into an agreement to purchase 172 wireless communications sites for approximately $32.8 million, including estimated fees and expenses, from ForeSite LLC and certain of its affiliates (the "ForeSite
2005 Acquisition"). The ForeSite 2005 Acquisition closed on April 29, 2005.

     On March 21, 2005, as reported in the Company's Current Report on Form 8-K filed March 22, 2005, the Company, through one of its wholly owned subsidiaries, entered into an agreement to purchase 169 wireless communications sites for approximately $56.2 million, including estimated fees and expenses, from certain affiliates of Triton PCS Holdings, Inc. ("Triton"). The sites to be acquired from Triton are referred to as the "SunCom Acquisition" in the financial statements included herein. The SunCom Acquisition is expected to close by the end of the second quarter of 2005 and is subject to customary closing conditions. As part of the closing of the SunCom Acquisition, the Company and
Triton have agreed to enter into a 10-year master lease agreement, with three
5-year lease renewal options, whereby Triton will pay the Company an initial monthly rate of $1,850 for collocation space on each of the 169 towers. In addition, the Company obtained an exclusive option to acquire an additional 70 existing towers owned by Triton, together with an option to acquire all new towers constructed by Triton during a one-year period after closing.

     On March 2, 2005, the Company filed a Current Report on Form 8-K regarding the restatement of its financial statements for the two months ended December
31, 2002, the fiscal year ended December 31, 2003 and the first three fiscal quarters of 2004. The restatement corrected errors relating to (i) the recognition of additional ground lease and other subleased sites' rent expense on a straight-line basis over the initial term of the lease or sublease plus the future optional renewal periods where there is reasonable assurance that the lease will be renewed, based on the Company's evaluation at the inception of the lease or the Company's assumption of the lease due to its acquisition of the related tower asset and (ii) the amortization period of leasehold improvements
(primarily wireless towers) to amortize such improvements over the lesser of the remaining term of the underlying lease or sublease including the renewal periods assumed above or the estimated useful life of the leasehold improvement. These restatements were reported in the Company's Form 10-K for the year ended
December 31, 2004 filed on March 31, 2005.

     The statements of revenue and certain expenses of ForeSite 2005 Acquisition for the year ended December 31, 2004 and the three months ended March 31, 2005 are attached hereto as exhibits 20.1 and 99.1, respectively.

     The statements of revenue and direct operating expenses of SunCom
Acquisition for the year ended December 31, 2004 and the three months ended
March 31, 2005 are attached hereto as exhibits 20.2 and 99.2, respectively.

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     The unaudited pro forma financial information of Global Signal Inc. related to the ForeSite 2005 Acquisition and SunCom Acqusition as of the year ended
December 31, 2004 and three months ended March 31, 2005 is attached hereto as exhibit 99.3

SECTION 9 -- FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits

     The following material is filed as an exhibit to this Current Report on
Form 8-K.

20.1   Audited Statement of Revenue and Certain Expenses of ForeSite 2005
       Acquisition For The Year Ended December 31, 2004

20.2   Audited Statement of Revenue and Direct Operating Expenses of SunCom
       Acquisition For The Year Ended December 31, 2004

23.1   Consent of Dixon Hughes PLLC

23.2   Consent of PricewaterhouseCoopers LLP

99.1   Statement of Revenue and Certain Expenses of ForeSite 2005 Acquisition
       For The Three Months Ended March 31, 2005 (Unaudited)

99.2   Unaudited Statement of Revenue and Direct Operating Expenses of SunCom
       Acquisition For The Three Months Ended March 31, 2005

99.3   Pro Forma Condensed Consolidated Financial Statements of Global Signal
       Inc.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       GLOBAL SIGNAL INC.
                                       (Registrant)

                                       /s/ William T. Freeman
                                       -----------------------------------------
                                       William T. Freeman
                                       Executive Vice President, Chief Financial
                                       Officer and Assistant Secretary

Date: June 6, 2005

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                                  EXHIBIT INDEX

Exhibit Number   Exhibit
--------------   -------
20.1             Statement of Revenue and Certain Expenses of ForeSite 2005
                 Acquisition For The Year Ended December 31, 2004

20.2             Audited Statement of Revenue and Direct Operating Expenses of
                 SunCom Acquisition For The Year Ended December 31, 2004

23.1             Consent of Dixon Hughes PLLC

23.2             Consent of PricewaterhouseCoopers LLP

99.1             Statement of Revenue and Certain Expenses of ForeSite 2005
                 Acquisition For The Three Months Ended March 31, 2005
                 (Unaudited)

99.2             Unaudited Statement of Revenue and Direct Operating Expenses of
                 SunCom Acquisition For The Three Months Ended March 31, 2005

99.3             Pro Forma Condensed Consolidated Financial Statements of Global
                 Signal Inc.

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